UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2023

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders

Election of Directors

On August 17, 2023, the shareholders of Modine Manufacturing Company voted to elect Eric D. Ashleman, Marsha C. Williams, and William A. Wulfsohn to serve as directors until the 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified.  The results of the vote were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Eric D. Ashleman	43,857,211	1,531,141	23,993	2,238,118
Marsha C. Williams	34,141,165	11,242,284	28,896	2,238,118
William A. Wulfsohn	43,985,536	623,840	802,969	2,238,118

Approval of Advisory Vote on Named Executive Officer Compensation (Say on Pay)

The shareholders approved the advisory vote on named executive officer compensation.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
42,581,516	2,796,691	34,138	2,238,118

Approval of Advisory Vote on the Frequency of Shareholder Advisory Votes on Named Executive Officer Compensation

The shareholders approved one year as the frequency of shareholder votes on named executive officer compensation.  The results of the vote were as follows:

One Year	Two Years	Three Years	Abstain
41,363,806	54,747	3,889,254	104,538

Ratification of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of KPMG as the Company’s independent registered public accounting firm.  The results of the vote were as follows:

For	Against	Abstain
47,552,793	72,415	25,255

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By:	/s/ T. Michael Rathburn
T. Michael Rathburn
Associate General Counsel-Interim General Counsel

Date: August 21, 2023